UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

50 Main Street White Plains, New York		10606
(Address of principal executive offices)		(Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 23, 2011, Bunge Finance Europe B.V. (“BFE”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $1.75 billion revolving credit facility, dated March 23, 2011 (the “Revolving Credit Facility”), with ABN AMRO Bank N.V. (“ABN AMRO”), as facility agent, and certain lenders party thereto.  The Revolving Credit Facility matures on the third anniversary of the initial borrowing under the Revolving Credit Facility (which must occur on or prior to April 25, 2011).  BFE may use proceeds from borrowings under the Revolving Credit Facility to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding indebtedness of BFE and pay expenses incurred in connection with the Revolving Credit Facility and any pari passu indebtedness.  The Revolving Credit Facility replaced the existing $650 million Revolving Facility Agreement, dated March 28, 2008 (the “$650 Million Facility”), among BFE, ABN AMRO, as successor in title to Fortis Bank (Nederland), N.V. as facility agent, and certain lenders party thereto and the $600 million Revolving Facility Agreement, dated November 24, 2009 (the “$600 Million Facility,” and together with the $650 Million Facility, the “Terminated Revolving Facility Agreements”), among BFE, ABN AMRO, as facility agent, and certain lenders party thereto, both of which terminated on March 23, 2011.  No borrowings were outstanding under the Terminated Revolving Facility Agreements on March 23, 2011.

Borrowings under the Revolving Credit Facility will bear interest at LIBOR plus a margin, which will vary from 1.30% to 2.75%, based on the senior long-term unsecured debt ratings provided by Moody’s Investors Services Inc. (“Moody’s”) and Standard & Poor’s Rating Services (“S&P”) of (a) Bunge or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then Bunge Limited Finance Corp. (the “Rating Level”).  Amounts under the Revolving Credit Facility that remain undrawn are subject to a commitment fee payable quarterly in arrears at a rate of 35% of the margin specified above, which will vary based on the Rating Level at each such quarterly payment date.

The Revolving Credit Facility contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BFE, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures and customary events of default.

The obligations of BFE under the Revolving Credit Facility are guaranteed by Bunge pursuant to a guaranty agreement, dated March 23, 2011 (the “Guaranty”).  The Guaranty contains certain customary representations and warranties and affirmative and negative covenants.  The Guaranty requires Bunge to maintain a minimum consolidated net worth level of $4 billion, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio of 0.635 to 1.0, a minimum current assets to current liabilities ratio of 1.1 to 1.0 and maximum secured indebtedness (subject to permitted exceptions) that does not exceed 5 percent of total tangible assets of Bunge and its subsidiaries.  The Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

The Revolving Credit Facility and the Guaranty are included as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated by reference herein.  The foregoing descriptions of the Revolving Credit Facility and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

From time to time, certain of the lenders under the Revolving Credit Facility and/or their affiliates provide financial services to Bunge, BFE and other subsidiaries of Bunge.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Terminated Revolving Facility Agreement is hereby incorporated by reference in this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Revolving Credit Facility, dated March 23, 2011

10.2	Guaranty, dated March 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2011

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel

EXHIBITS

Exhibit No.	Description

10.1	Revolving Credit Facility, dated March 23, 2011

10.2	Guaranty, dated March 23, 2011